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                                                                   Exhibit 10.34

                           POLAR MOLECULAR CORPORATION
                               PURCHASE AGREEMENT

                                October 19 , 2001

Polar Molecular Corporation
4600 S. Ulster St., Suite 700
Denver, Colorado 80237
Fax: (303) 804-3825

Gentlemen and Ladies:

     1. Purchase. This Purchase Agreement (this "Agreement") is entered into by the undersigned ("Purchaser"), and the Purchaser hereby purchases from Polar Molecular Corporation, a Delaware corporation (the "Company"), for a total purchase price of $200,000 (the "Purchase Price") the following: (a) a Convertible Promissory Note in the principal amount of $200,000 substantially in the form attached as Exhibit A (the "Note") and (b) 88,889 shares (which number of shares reflects the effectiveness of the Company's reverse stock split and which is the equivalent of 800,000 shares on a pre-split basis) of common stock (the "Stock"), par value $0.0001 per share, of the Company (the "Common Stock"). Upon execution of this Agreement, Purchaser has delivered the full amount of the Purchase Price, and the Company has executed and delivered the Note and issued the Stock.

     2. Representations and Warranties of Purchaser. Purchaser hereby represents, warrants, and agrees:

          (a) Unregistered Securities. Neither the Note, the Stock, (collectively, the "Purchased Securities"), the options to purchase shares of the Common Stock issuable upon conversion of the Note (the "Conversion Options"), or the shares issuable upon exercise of the Conversion Options ("Conversion Shares" and, together with the Purchased Securities and the Conversion Options, the "Securities") is registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws. The offering and sale of the Purchased Securities and issuance of the Conversion Options and Conversion Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) and/or Section 4(6) of the Securities Act and the provisions of Regulation D promulgated thereunder, based in part upon the representations, warranties, and agreements contained herein. Neither the Securities and Exchange Commission nor any state securities commission has approved the Securities or passed upon or endorsed the merits of the investment or reviewed or confirmed the accuracy or determined the adequacy of any information furnished to Purchaser by the Company.

          (b) Access to Information. All documents, records, and books of the Company pertaining to the investment in the Securities have been made available for inspection by Purchaser. Purchaser has had a reasonable opportunity to obtain any additional information, review any additional documents, and meet with representatives of the Company or have them

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answer any questions and provide additional information regarding this investment and the finances, operations, business, and prospects of the Company deemed relevant by Purchaser. All such questions have been answered and requested information provided to Purchaser's full satisfaction.

          (c) Suitability; Accredited Investor. Purchaser has such knowledge and experience in financial, tax, and business matters to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto. Purchaser is aware that an investment in the Securities involves very significant risks and acknowledges that the Company is in the development stage and has substantial immediate needs for additional financing in order to continue in the development stage. Purchaser meets the requirements of at least one of the suitability standards for an "accredited investor" as defined under Rule 501(a) of the Securities Act. Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur; and this investment is a suitable one for Purchaser.

          (d) Investment Intent; Restrictive Legend. Purchaser is acquiring the Securities solely for Purchaser's own account for investment and not with a view to resale or distribution. Purchaser must bear the economic risk of the investment indefinitely because none of the Securities may be sold, hypothecated, or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available. Legends will be placed on the Note and certificates representing the Stock and Conversion Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books; stop transfer instructions will be placed with any transfer agent.

     3. Representations and Warranties of Company. The Company represents, warrants, and agrees:

          (a) Due Incorporation and Authorization. The Company is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. As of the date of the closing of the transactions contemplated hereby, the Company shall have duly authorized the issuance and sale of the Securities in accordance with the terms of this Purchase Agreement by all requisite corporate action.

          (b) Issuance of Securities. The shares of Stock, when issued, and the Conversion Shares, when issued upon conversion of the Note, will represent validly authorized, duly issued, fully paid, and nonassessable shares of Common Stock of the Company. The issuance of the Securities will not conflict with the certificate of incorporation, as amended, or the bylaws of the Company or any material contract to which the Company is a party. The Company has complied in all material respects with all laws applicable to the issuance of the Purchased Securities, and upon conversion of the Note, the Conversion Options and the Conversion Shares.

          (c) Liens and Security Interests. The Company is the owner of the "Collateral" (as such term is defined in that certain Security Agreement between the Company

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and the Borrower dated as of the date hereof and to become effective in accordance with the terms thereof (the "Note Security Agreement")) free and clear of any lien, security interest, or other charge or encumbrance except for the lien and security interest created by that certain Security Agreement between the Company and certain other parties dated January 30, 2001 (the "Existing Security Agreement").

          (d) Available Funds. As of the date of the closing of the transactions contemplated hereby, the Company shall have at least $700,000 (including the proceeds to be delivered to the Company by Purchaser pursuant to the terms of this Agreement) in available funds to be applied to the retirement of the Company's existing debt.

     4. Use of Proceeds. The Company agrees to use all of the proceeds from the sale of the Purchased Securities together with the proceeds of securities sold to other persons first to redeem the Company's outstanding Series B Preferred Stock in order to obtain the release of the liens granted pursuant to the Existing Security Agreement. Upon redemption of all of the Company's outstanding Series B Preferred Stock, the proceeds of the Purchased Securities shall be used
(a) for working capital, and (b) for general corporate purposes. Without the prior written consent of Purchaser, the Company shall not use the proceeds from the sale of the Purchased Securities for any acquisition of securities or assets of any business as a going concern.

     5. Registration Rights. In connection with an initial public offering of the Company's securities and prior thereto, the Company hereby agrees that the Company shall enter into a registration rights agreement granting Purchaser "piggy-back" registration rights for the Stock, upon standard and customary terms (including typical underwriter restrictions on the timing of the offering and the number of securities to be offered in such offering), for any registration of the Company's common stock taking place at least one hundred eighty (180) days after the conclusion of the initial public offering of the Company's securities.

     6. Covenants of Purchaser.

          (a) Subordination. Upon the request of the Company, Purchaser hereby agrees to subordinate, on usual and customary terms, the repayment of indebtedness evidenced by the Note with respect to equipment loans or leases incurred in the ordinary course of business from financial institutions, if the Company is requested by such financial institutions to obtain such agreement of subordination. Purchaser hereby further acknowledges that all rights that Purchaser has to repayment of the indebtedness evidenced by the Note are second in priority to the rights of Affiliated Investments, L.L.C. to the repayment by the Company of the principal amount of $600,000, pursuant to the terms of the Company's note in favor of Affiliated Investments, L.L.C.

          (b) Restrictions on Transfer of Securities. Purchaser shall not sell, assign, transfer, give, pledge, hypothecate, encumber or otherwise dispose of the Securities without the prior written consent of the Company, which consent shall not be unreasonably withheld.

          (c) Lock-Up. In connection with an initial public offering of the Company's securities, Purchaser agrees that, without the prior written consent of the Company, Purchaser

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shall not offer, sell, contract to sell, or otherwise dispose of any shares of
Stock or Conversion Shares for and during the period beginning on the date that the Company executes an underwriting agreement with respect to such public offering and continuing to and including 180 days thereafter, for sales of securities under Rule 144 under the Securities Act, and two years in the case of all sales and dispositions, after the effective date of the registration statement under the Securities Act for such offering.

     7. Covenant of the Company. The Company and Purchaser shall execute the Note Security Agreement in substantially the form attached hereto as Exhibit B concurrent with the execution of this Agreement and the Note.

     8. Modification. This Agreement shall not be modified or waived except in a writing signed by both parties.

     9. Notices. Any notice or other communication hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, transmitted by facsimile, or delivered against receipt to the party to whom it is to be given
(a) if to Company, at the address set forth above, or facsimile number, or (b) if to Purchaser, at the address or facsimile number set forth on the signature page hereof (or, in either case, to such other address or facsimile number as the party shall have furnished in writing in accordance with the provisions of this Section 8). Each such notice or other communication shall for all purposes of this Agreement be treated as effective or have been given when (x) delivered if delivered personally, (y) if transmitted by facsimile, upon conclusion of the transmission, or (z) if sent by certified mail, at the time of certification thereof.

     10. Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by Purchaser, without the prior written consent of the Company.

     11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without regard to its conflicts of laws principles. Purchaser hereby irrevocably submits to the jurisdiction of any State of Colorado or United States court sitting in the City and County of Denver over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and all claims in respect of such action or proceeding may be heard and determined in such court. Purchaser further waives any objection to venue in the State of Colorado and any objection to any action or proceeding in such State on the basis of an inconvenient forum. PURCHASER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

     12. Confidentiality. Purchaser agrees that any information or data it has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. Purchaser shall not divulge, communicate, or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person, or misuse in any way any confidential information of the Company,

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including without limitation any technical, trade, or business secrets of the
Company and any technical, trade, or business materials that are treated by the Company as confidential or proprietary, including without limitation ideas, discoveries, inventions, developments, know-how and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

     13. Miscellaneous.

          (a) Entire Agreement. This Agreement constitutes the entire agreement between Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

          (b) Survival. Purchaser's and the Company's representations and warranties made in this Agreement shall survive the execution and delivery hereof and of the Note and the Stock.

          (c) Fees and Expenses. Each party hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers, or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

          (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

          (e) Severability. Each provision of this Agreement shall be considered separate. If for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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The undersigned Purchaser has executed this Agreement as of October 19, 2001.

PURCHASER:

LOCKHART HOLDINGS, INC.:
     C/O THE LOCKHART COMPANY
     2873 W. Hardies Road
     Gibsonia, Pennsylvania 15044
     Fax: (724) 444-1900


     By: /s/ Thomas J. Gillespie
         --------------------------
     Name:   Thomas J. Gillespie, Jr.
     Title:  President


ACCEPTED AND AGREED October    , 2001.
                            ---


COMPANY:

POLAR MOLECULAR CORPORATION


     By: /s/ Mark L. Nelson
         ----------------------------------------
     Name:   Mark L. Nelson
     Title:  President and Chief Executive Officer